Exhibit 99.1

 Cantel Medical Reports Financial Results for its First Quarter Fiscal Year 2019
Medical segment leads with strong double-digit growth

•	Net sales of $225.6M, up 6.0%, with organic sales growth of 4.3%

•	GAAP diluted EPS of $0.46, down 16.0%

•	Non-GAAP diluted EPS of $0.62, up 7.9%

•	GAAP net income of $19.2M, down 16.1%

•	Non-GAAP net income of $25.9M, up 7.7%
Little Falls, New Jersey- (November 29, 2018) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its first quarter ended October 31, 2018.

Jørgen B. Hansen, President and Chief Executive Officer, stated, “We are pleased to report good sales and non-GAAP earnings performance this quarter, and a return to strong growth in our medical segment. Our 6.0% reported sales increase was driven by organic growth of 4.3%, the impact from acquisitions of 2.3%, and an unfavorable impact from foreign currency of 0.6%. We continue to perform well internationally where sales were up 9.3% overall, and our US business had a solid quarter with 5.0% growth.”

Financial Highlights:
Medical sales grew 13.5%, with organic growth of 12.8%, with strong performance across all core product lines. Recurring revenue for this segment was up 13.6%, capital equipment grew 13.2%. Our Life Sciences segment decreased 2.6%, primarily due to softness in medical water sales. Our Dental segment reported a year over year decline of 2.8%, including a decrease of 4.1% organically, predominantly related to general inventory adjustments by our channel partners.

The Company's balance sheet continues to generate healthy cash flow and EBITDAS. The first quarter ended with cash of $64.0M and gross debt of $197.5M, while generating adjusted EBITDAS of $44.8M in the quarter, up 0.8%.

Hansen further stated, “Our Medical division had a great quarter, with double digit growth in all regions and US capital sales that returned to solid growth compared to the prior year. Our Life Sciences and Dental businesses started the year softer than anticipated mostly due to the timing of orders, however we expect both segments to accelerate throughout the remainder of the year. We are reaffirming our full year guidance, as previously stated in our fourth quarter fiscal year 2018 earnings call.”

Conference Call Information:
The Company will hold a conference call to discuss the results for its first quarter ended October 31, 2018 on Thursday, November 29, 2018 at 11:00 a.m. Eastern Daylight Time.

To participate in the conference call, dial 1-877-407-8033 (US & Canada) or 1-201-689-8033 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, November 29, 2018 through midnight on December 29, 2018 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 41178.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A of our 2018 Annual Report on Form 10-K, entitled Risk Factors. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:	Milicent Brooks	Richard E. Moyer
	Cantel Medical Corp.	Cameron Associates, Inc.
	mbrooks@cantelmedical.com	richard@cameronassoc.com
	Phone: (973) 774-7452	Phone: (212) 554-5466

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	October 31,
	2018	2017
Net sales	$225,589	$212,766

Cost of sales	120,340	112,107

Gross profit	105,249	100,659

Expenses:
Selling	33,958	31,600
General and administrative	36,535	32,096
Research and development	7,078	5,329
Total operating expenses	77,571	69,025

Income from operations	27,678	31,634

Interest expense, net	2,026	1,189
Other income	—	(1,138)

Income before income taxes	25,652	31,583

Income taxes	6,410	8,654

Net income	$19,242	$22,929

Earnings per common share - diluted	$0.46	$0.55

Dividends declared per common share	$—	$—

Weighted average shares - diluted	41,705,773	41,588,185

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2018	July 31, 2018
Assets
Cash and cash equivalents	$64,030	$94,097
Accounts receivable, net	125,140	118,642
Inventories, net	111,071	107,592
Prepaid expenses and other current assets	17,340	17,912
Income taxes receivable	—	—
Property and equipment, net	148,584	111,417
Intangible assets, net	137,758	137,361
Goodwill	370,878	368,027
Other assets	5,512	5,749
Deferred income taxes	3,286	2,911
Total assets	$983,599	$963,708

Liabilities and stockholders’ equity
Current liabilities	$143,787	$134,783
Long-term debt	184,940	187,302
Deferred income taxes	27,326	27,624
Other long-term liabilities	5,186	5,132
Stockholders’ equity	622,360	608,867
Total liabilities and stockholders' equity	$983,599	$963,708

(dollar amounts in thousands except share and per share data or as otherwise specified)

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended October 31,
	2018	2017
Cash flows from operating activities
Net income	$19,242	$22,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,691	4,036
Amortization	6,041	4,048
Stock-based compensation expense	2,576	1,851
Deferred income taxes	(674)	780
Other non-cash items, net	1,236	(67)
Changes in assets and liabilities, net of effects of business acquisitions	(843)	(3,505)
Net cash provided by operating activities	32,269	30,072

Cash flows from investing activities
Capital expenditures	(38,834)	(6,492)
Acquisition of businesses, net of cash acquired	(17,000)	(60,345)
Net cash used in investing activities	(55,834)	(66,837)

Cash flows from financing activities
Repayments of long-term debt	(2,500)	—
Borrowings under revolving credit facility	—	61,300
Repayments under revolving credit facility	—	(19,300)
Purchases of treasury stock	(4,288)	(5,822)
Net cash (used in) provided by financing activities	(6,788)	36,178

Effect of exchange rate changes on cash and cash equivalents	286	1,223

(Decrease) increase in cash and cash equivalents	(30,067)	636
Cash and cash equivalents at beginning of period	94,097	36,584
Cash and cash equivalents at end of period	$64,030	$37,220

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits resulting from stock compensation are recorded as a reduction of income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

During the three months ended October 31, 2018, we recorded specific discrete tax items associated with our international operations that were unrelated to fiscal 2019. As these items are unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

In November 2017, the Israeli Government notified us that they would forgive any future amounts due under a contingent obligation payable from a previous acquisition. As a result of this formal notification, we reduced the $1,138 contingent obligation payable to zero during the three months ended October 31, 2017, resulting in a gain through other income. Since this gain was irregular, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Three Months Ended October 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation, (v) tax matters and (vi) litigation matters to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended October 31, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) excess tax benefits applicable to stock compensation and (v) the resolution of the contingent liability associated with the Jet Prep acquisition to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended October 31,
(Unaudited)	2018		2017
Net income/Diluted EPS, as reported	$19,242	$0.46	$22,929	$0.55
Intangible amortization, net of tax(1)	4,626	0.11	2,869	0.07
Acquisition-related items, net of tax(2)	1,349	0.03	1,081	0.03
Restructuring-related charges, net of tax(3)	641	0.02	586	0.01
Excess tax benefit(4)	(997)	(0.02)	(2,286)	(0.05)
Tax matters(4)	896	0.02	—	—
Litigation matters(1)	134	—	—	—
Resolution of contingent liability(5)	—	—	(1,138)	(0.03)
Non-GAAP net income/Non-GAAP diluted EPS	$25,891	$0.62	$24,041	$0.57
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the three months ended October 31, 2018, pre-tax acquisition-related items of $217 were recorded in net sales, $54 were recorded in cost of sales and $1,555 were recorded in general and administrative expenses. For the three months ended October 31, 2017, pre-tax acquisition-related items of $893 were recorded in cost of sales and $916 were recorded in general and administrative expenses.

(3)
For the three months ended October 31, 2018, pre-tax restructuring-related items of $166 were recorded in cost of sales and $680 were recorded in general and administrative expenses. For the three months ended October 31, 2017, pre-tax restructuring-related items of $505 were recorded in cost of sales and $443 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes.

(5)	Amounts were recorded in other income.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended October 31,
(Unaudited)	2018	2017
Net income, as reported	$19,242	$22,929
Interest expense, net	2,026	1,189
Income taxes	6,410	8,654
Depreciation	4,691	4,036
Amortization	6,041	4,048
Loss on disposal of fixed assets	1,053	69
Stock-based compensation expense	2,576	1,851
EBITDAS	42,039	42,776
Acquisition-related items	1,827	1,809
Restructuring-related charges(1)	742	948
Litigation matters	163	—
Resolution of contingent liability	—	(1,138)
Adjusted EBITDAS	$44,771	$44,395
________________________________________________

(1)	Excludes stock-based compensation expense.

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	October 31, 2018	July 31, 2018
Long-term debt (excluding debt issuance costs)	$197,500	$200,000
Less cash and cash equivalents	(64,030)	(94,097)
Net debt	$133,470	$105,903

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended October 31, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	6.0%	13.5%	(2.6)%	(2.8)%	1.6%
Impact due to foreign currency translation	0.6%	1.0%	0.3%	0.0%	(0.1)%
Sales related to acquisitions	(2.3)%	(1.7)%	(4.6)%	(1.3)%	0.0%
Organic sales growth	4.3%	12.8%	(6.9)%	(4.1)%	1.5%

(dollar amounts in thousands except share and per share data or as otherwise specified)